UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2009

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Commercial Street

Box 130

Atchison, Kansas 66002

(Address of principal executive offices) (Zip Code)

(913) 367-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

As previously reported, the Sixth Amendment to our Credit Agreement provided that by June 15, 2009, we were to have received either:

•                  a written commitment letter or agreement from a third party to purchase our Pekin facility by July 17, 2009, or

•                  a written commitment letter or agreement by a bank or other lender to provide not more than $25 million of debt financing guaranteed in whole or in part by the USDA on or before July 17, 2009.

Although we continue to work on these goals, because of the progress we have been making in our refinancing efforts, the banks have unanimously agreed to a Seventh Amendment to the Credit Agreement which (i) extends the target date for obtaining either a commitment from a purchaser of our Pekin facility or a lender to July 17, 2009, and (ii) adds as an additional alternative our receiving by July 17, 2009 written commitment letters or agreements from banks or other institutional lenders to provide us adequate financing to repay our obligations to our Credit Agreement lenders in full.

Item 5.05                     Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 10, 2009 the Audit Committee of the Board of Directors approved an amendment to the Code of Ethics providing for anonymous telephonic reporting.

Item 9.01                     Financial Statements and Exhibits.

(d)                                 Exhibits

4                                          Seventh Amendment to Credit Agreement dated June 15, 2009.

14                                    Code of Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: June 16, 2009	By:	/s/ Timothy W. Newkirk
Timothy W. Newkirk
President and Chief Executive Officer